EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2016 Second Quarter Results

STAMFORD, Conn., May 04, 2016 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2016 second quarter and the six-month period ended March 31, 2016.

Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015
For the fiscal 2016 second quarter Star reported a 39.4 percent decrease in total revenue to $462.0 million, compared with $762.3 million in the prior-year period, due to a decline in wholesale product costs of 39.0 percent and a 22.2 percent decrease in total volume.

Home heating oil and propane volume for the fiscal 2016 second quarter declined by 52.7 million gallons, or 25.1 percent, to 157.1 million gallons versus the prior-year period, as the additional volume provided by acquisitions was more than offset by the impact of warmer temperatures and net customer attrition in the base business for the twelve months ended March 31, 2016. Temperatures in Star's geographic areas of operation for the fiscal 2016 second quarter were 26.3 percent warmer than the fiscal 2015 second quarter and 12.3 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

During the fiscal 2016 second quarter, net income decreased by $20.5 million, or 27.1 percent, to $55.2 million primarily due to the impact of warmer weather.

Adjusted EBITDA declined by $39.0 million, or 30.5 percent, to $88.7 million during the fiscal 2016 second quarter, as the impact of acquisitions, lower service costs and reduced operating expenses in the base business were more than offset by the impact on Adjusted EBITDA of the decrease in volume attributable to the 26.3 percent warmer weather.

"As was the case earlier this fiscal year, the second quarter did not provide the colder weather we hoped would materialize,” said Steven J. Goldman, Star Gas Partners’ Chief Executive Officer. “In addition, the year-over-year comparison was even more pronounced given that 2015’s second quarter was nearly 20 percent colder than normal. Nevertheless, we maintained our focus on managing costs, increasing margins, and looking for appropriate acquisitions to expand our customer base, having completed two small transactions this year. While fiscal 2016 has been challenging in many respects due to the warm weather, Star has taken the correct steps to service our customers while preparing for better times ahead.”

Six Months Ended March 31, 2016 Compared to Six Months Ended March 31, 2015
For the six months ended March 31, 2016, Star reported a 38.1 percent decrease in total revenue to $0.8 billion, versus $1.3 billion in the prior-year period, due to a decline in wholesale product costs of 39.2 percent and a decrease in total volume of 21.2 percent, which was slightly offset by higher per gallon gross profit margins.

Home heating oil and propane volume for the first half of fiscal 2016 decreased by 80.1 million gallons, or 25.2 percent, to 237.2 million gallons, as the additional volume provided by acquisitions was more than offset by the impact of warmer temperatures and net customer attrition in the base business for the twelve months ended March 31, 2016. Temperatures in Star's geographic areas of operation for the first half of fiscal 2016 were 26.6 percent warmer than the prior-year's comparable period and 20.4 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income decreased by $24.0 million, or 26.3 percent, to $67.3 million as warmer weather more than offset higher per gallon home heating oil and propane margins and the impact of acquisitions.

Adjusted EBITDA decreased by $48.2 million, or 27.9 percent, to $124.7 million, as the impact of higher home heating oil and propane per gallon margins, acquisitions, lower operating expense in the base business, lower service and installation costs and a $12.5 million credit recorded in the first quarter of 2016 under Star’s weather insurance contract were more than offset by the impact on Adjusted EBITDA of the decline in volume attributable to 26.6 percent warmer weather.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multi-employer pension plan withdrawal expense, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;
  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as an analytical tool and so should not be considered in isolation but viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a conference call and webcast tomorrow, May 5, 2016, at 11:00 a.m. Eastern Time. The conference call dial-in number is 877-327-7688 or 412-317-5112 (for international callers). A webcast is also available at www.star-gas.com/events.cfm.

About Star Gas Partners, L.P.
Star Gas Partners, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Partnership also services and sells heating and air conditioning equipment to its home heating oil and propane customers and to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Partnership provides home security and plumbing services primarily to its home heating oil and propane customer base. Star also sells diesel fuel, gasoline and home heating oil on a delivery only basis. Star is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and Mid-Atlantic. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2015 and under the heading "Risk Factors" in our Quarterly Report on Form 10-Q (the "Form 10-Q") for the fiscal Quarter ended March 31, 2016. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q and Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
(in thousands)	2016	2015
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$146,614	$100,508
Receivables, net of allowance of $6,025 and $6,713, respectively	126,865	89,230
Inventories	45,560	55,671
Fair asset value of derivative instruments	1	935
Weather hedge contract receivable	12,500	-
Current deferred tax assets, net	37,460	37,832
Prepaid expenses and other current assets	27,171	25,135
Total current assets	396,171	309,311

Property and equipment, net	68,855	68,123
Goodwill	212,676	211,045
Intangibles, net	103,487	107,317
Deferred charges and other assets, net	12,832	11,236
Total assets	$794,021	$707,032

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$23,301	$25,322
Fair liability value of derivative instruments	7,989	12,819
Current maturities of long-term debt	10,000	10,000
Accrued expenses and other current liabilities	149,816	107,745
Unearned service contract revenue	50,353	44,419
Customer credit balances	63,154	78,207
Total current liabilities	304,613	278,512

Long-term debt	87,500	90,000
Long-term deferred tax liabilities, net	29,982	21,524
Other long-term liabilities	25,821	27,110

Partners’ capital
Common unitholders	368,009	312,713
General partner	(121)	(283)
Accumulated other comprehensive loss, net of taxes	(21,783)	(22,544)
Total partners’ capital	346,105	289,886
Total liabilities and partners’ capital	$794,021	$707,032

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands, except per unit data - unaudited)	2016	2015	2016	2015

Sales:
Product	$404,340	$706,004	$657,290	$1,141,016
Installations and services	57,685	56,305	123,790	120,510
Total sales	462,025	762,309	781,080	1,261,526
Cost and expenses:
Cost of product	219,864	462,815	369,966	772,064
Cost of installations and services	58,858	60,362	121,770	121,045
(Increase) decrease in the fair value of derivative instruments	(14,324)	(12,631)	(8,788)	(4,341)
Delivery and branch expenses	90,509	106,107	154,703	184,941
Depreciation and amortization expenses	6,725	6,217	13,491	12,375
General and administrative expenses	5,088	6,861	11,508	12,917
Finance charge income	(1,014)	(1,517)	(1,535)	(2,343)
Operating income	96,319	134,095	119,965	164,868
Interest expense, net	(1,891)	(3,816)	(3,750)	(7,276)
Amortization of debt issuance costs	(315)	(403)	(627)	(803)
Income before income taxes	94,113	129,876	115,588	156,789
Income tax expense	38,904	54,189	48,321	65,548
Net income	$55,209	$75,687	$67,267	$91,241
General Partner’s interest in net income	313	428	381	516
Limited Partners’ interest in net income	$54,896	$75,259	$66,886	$90,725

Per unit data (Basic and Diluted):
Net income available to limited partners	$0.96	$1.31	$1.17	$1.58
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	0.17	0.23	0.19	0.27
Limited Partner’s interest in net income under FASB ASC 260-10-45-60	$0.79	$1.08	$0.98	$1.31

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	57,242	57,282	57,262	57,288

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2016	2015

Net income	$55,209	$75,687
Plus:
Income tax expense	38,904	54,189
Amortization of debt issuance cost	315	403
Interest expense, net	1,891	3,816
Depreciation and amortization	6,725	6,217
EBITDA	103,044	140,312

(Increase) / decrease in the fair value of derivative instruments	(14,324)	(12,631)
Adjusted EBITDA	88,720	127,681

Add / (subtract)
Income tax expense	(38,904)	(54,189)
Interest expense, net	(1,891)	(3,816)
Provision for losses on accounts receivable	188	3,331
Increase in accounts receivables	(15,515)	(87,368)
Decrease in inventories	19,307	17,214
Decrease in customer credit balances	(25,644)	(36,447)
Change in deferred taxes	7,686	7,546
Change in other operating assets and liabilities	37,089	43,068
Net cash provided by operating activities	$71,036	$17,020

Net cash used in investing activities	$(2,045)	$(2,902)

Net cash used in financing activities	$(9,267)	$(5,097)

Home heating oil and propane gallons sold	157,100	209,800
Other petroleum products	27,100	26,800
Total all products	184,200	236,600

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2016	2015

Net income	$67,267	$91,241
Plus:
Income tax expense	48,321	65,548
Amortization of debt issuance cost	627	803
Interest expense, net	3,750	7,276
Depreciation and amortization	13,491	12,375
EBITDA	133,456	177,243

(Increase) / decrease in the fair value of derivative instruments	(8,788)	(4,341)
Adjusted EBITDA	124,668	172,902

Add / (subtract)
Income tax expense	(48,321)	(65,548)
Interest expense, net	(3,750)	(7,276)
Provision for losses on accounts receivable	(448)	3,567
Increase in accounts receivables	(37,778)	(145,609)
Decrease in inventories	10,243	8,581
Decrease in customer credit balances	(15,217)	(42,309)
Change in deferred taxes	8,295	7,776
Increase in weather hedge contract receivable	(12,500)	-
Change in other operating assets and liabilities	49,043	71,516
Net cash provided by operating activities	$74,235	$3,600

Net cash used in investing activities	$(12,843)	$(4,586)

Net cash used in financing activities	$(15,286)	$(10,886)

Home heating oil and propane gallons sold	237,200	317,300
Other petroleum products	54,400	52,700
Total all products	291,600	370,000

CONTACT:
Star Gas Partners
Investor Relations
203/328-7310
Chris Witty
Darrow Associates
646/438-9385 or cwitty@darrowir.com